[FORM]

                       AGREEMENT TO INDEMNIFY ___________

                                       BY

                          DUNES HOTELS AND CASINOS INC.


        THIS AGREEMENT is executed this day of , 2000, by and between DUNES HOTELS AND CASINOS, INC., a New York corporation (hereinafter referred to as the "Corporation"), and __________ (hereinafter referred to as "Indemnitee").

        WHEREAS, the Amended and Restated Bylaws (the "Bylaws") of the Corporation provide that the Corporation may indemnify, to the fullest extent permitted by New York law, certain persons, including directors, officers, employees or agents of the Corporation, against specified expenses and losses arising out of certain threatened, pending or completed actions, suits or proceedings;

        WHEREAS, Section 721 of the New York Business Corporation Law (the "BCL") expressly recognizes that the indemnification provided by the other subsections of the BCL shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in an official capacity and as to action in another capacity while holding such office;

        WHEREAS, as an inducement for Indemnitee to serve, or continue serving as an officer and/or director, the Corporation desires to provide its officers and directors with indemnification to the greatest extent permissible under the law; and

        WHEREAS, Indemnitee is an officer and/or director of the Corporation and is willing to continue to serve in such capacity for or on behalf of the Corporation on the condition that the indemnitee be so indemnified;

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        WHEREAS, this agreement is in addition to, and not in lieu of, any other agreement to indemnify by reason of the fact that Indemnitee is or was serving at the request of the Corporation as a director, officer, employee or agent of another foreign or domestic corporation, partnership, joint venture, trust or other enterprise.

        WHEREAS, the purpose of this agreement is to advance and indemnify officers and/or directors for expenses in connection with proceedings arising out of their service or continued service for the Corporation or any of its subsidiaries or joint ventures.

        NOW THEREFORE, in consideration for the mutual promises, conditions, and forebearances contained herein, and as an inducement for the Indemnitee's continued service as an officer and director, the parties agree as follows:

        1.     Definitions.

     a.   "Expenses" means, for the purposes of this Agreement, any:

          (1) Costs, direct and indirect, of any type incurred in connection with any Indemnifiable Event, any expense, liability, lien, cost, assessment, penalty, damage, tax, demand, or loss, including attorneys' fees, judgments, fines, ERISA excise taxes and penalties, and amounts paid or to be paid in settlement thereof;

          (2) Any interest, assessments, or other charges imposed on any of the items in part (1) above;

          (3) Any federal, state, local or foreign taxes and/or penalties imposed on the indemnitee as a result of the actual or deemed receipt of any payments under this Agreement, and any Expense paid or incurred in connection with investigating, defending, being a witness in, or participating in (including on appeal), or preparing for any of the foregoing in, any Proceeding relating to any Indemnifiable Event; and

          (4) All claims, demands, losses, costs, expenses, obligations, liabilities, damages, recoveries and deficiencies, including interest, penalties

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and reasonable  attorneys'  fees that  Indemnitee  shall incur or suffer,  which arise, result from, or relate to any breach or inaccuracy of any of the representations and warranties of Corporation or the failure of Corporation to perform any of its covenants, agreements or obligations contained in this Agreement or in any instrument or other document delivered hereunder or in connection herewith.

     b. "Indemnifiable Event" shall mean any event or occurrence that takes place either before or after execution of this Agreement that is related to:

          (1) The fact that Indemnitee is or was a director, officer, employee or agent of Corporation, or while a director, officer or agent is or was serving at the request of Corporation as a director, officer, employee, trustee, agent, or fiduciary of another corporation, partnership, joint venture, employment benefit plan, trust or other enterprise; or

               (2) Anything done or not done by Indemnitee in any such capacity, whether or not the basis of the Proceeding is an alleged action in an official capacity as a director, officer, employee, or agent, or in any other capacity while serving as a director, officer or agent of Corporation.

     c.   "Proceeding"   means,   for  the  purposes  of  this  Agreement,   any
threatened, pending or completed action, suit, claim, demand arbitration or proceeding whether civil, criminal, administrative or investigative (including actions, suits or proceedings brought by or in the right of the Corporation) in which Indemnitee may be or may have been involved as a party, or otherwise, by reason of the fact that Indemnitee is or was a director or officer of the Corporation, by reason of any action taken by him or of any inaction on his part while acting as such director or officer or by reason of the fact that he is or was serving at the request of the Corporation as a director, officer, employee or agent of another foreign or domestic corporation, partnership, joint venture, trust or other enterprise, whether or not he is serving in such capacity at the time any liability or expense is incurred for which indemnification or

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reimbursement can be provided under this Agreement.

        2.     Indemnification of Indemnitee.

               a. In General. In connection with any Proceeding, whether relating to events occurring before or after the date hereof, the Corporation shall indemnify, and advance Expenses, to the Indemnitee as provided in this Agreement and to the fullest extent permitted by applicable law in effect on the date hereof and to such greater extent as applicable law may thereafter from time to time permit.

               b. Proceeding Other Than Proceedings by or in the Right of the Corporation. The Indemnitee shall be entitled to the rights of indemnification provided in this Section if, because the Indemnitee is or was a director of the Corporation, the Indemnitee is, or is threatened to be made, a party to any Proceeding, other than a Proceeding by or in the right of the Corporation. Subject to this Section 2, the Indemnitee shall be indemnified against Expenses, judgments, penalties, fines and amounts paid in settlement, actually and reasonably incurred by the Indemnitee or on the Indemnitee's behalf in connection with such Proceeding.

               c. Proceedings by or in the Right of the Corporation. The Indemnitee shall be entitled to the rights of indemnification provided in this
Section if, because the Indemnitee is or was a director of the Corporation, the Indemnitee is, or is threatened to be made, a party to any Proceeding brought by or in the right of the Corporation to procure a judgment in its favor. Subject to this Section 2, the Indemnitee shall be indemnified against Expenses, judgments, penalties, fines and amounts paid in settlement, actually and reasonably incurred by the Indemnitee or on the Indemnitee's behalf in connection with such Proceeding. Notwithstanding the foregoing, no such indemnification shall be made in respect of any claim, issue or matter in such Proceeding as to which the Indemnitee shall have been adjudged to be liable

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to the Corporation if applicable law prohibits such  indemnification  or if such claim, issue or matter involves an accounting of profits by the Indemnitee to the Corporation pursuant to the provisions of Section 16(b) of the Securities Exchange Act of 1934, as amended ("Section 16").

               d. Indemnification of a Party Who is Wholly or Partly Successful. Notwithstanding any other provision of this Agreement, to the extent that the Indemnitee is, because the Indemnitee is or was a director of the Corporation, a party to and is successful, on the merits or otherwise, in any Proceeding, the Indemnitee shall be indemnified to the fullest extent permitted by law, against all Expenses, judgments, penalties, fines, and amounts paid in settlement, actually and reasonably incurred by the Indemnitee or on the Indemnitee's behalf in connection therewith. If the Indemnitee is not wholly successful in such Proceeding but is successful, on the merits or otherwise, as to one or more but less than all claims, issues or matters in such Proceeding, the Corporation shall indemnify the Indemnitee to the fullest extent permitted by law, against all Expenses, judgments, penalties, fines, and amounts paid in settlement, actually and reasonably incurred by the Indemnitee or on the Indemnitee's behalf in connection with each successfully resolved claim, issue or matter. For purposes of this Section and without limitation, the termination of any claim, issue or matter in such a Proceeding by dismissal, with or without prejudice, shall be deemed to be a successful result as to such claim, issue or matter.

               e. Limitations on Indemnification. The Corporation shall not be obligated pursuant to the terms of this Agreement for, (i) any acts or omissions or transactions from which a director may not be relieved of liability under
Section 402(b) of the BCL; (ii) Proceedings or claims initiated or brought voluntarily by Indemnitee and not by way of defense, except with respect to proceedings brought to establish or enforce a right to indemnification under

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this  Agreement  or any other  statute or law or  otherwise  as  required  under
Section 722 of the BCL, but such indemnification or advancement of Expenses may be provided by the Corporation in specific cases if a majority of the disinterested directors has approved the initiation or bringing of such suit;
(iii) if a court of competent jurisdiction determines that each of the material assertions made by Indemnitee in such proceeding was not made in good faith or was frivolous; (iv) for judgments, fines or penalties, and amounts paid in settlement) which have been paid directly to or on behalf of Indemnitee by an insurance carrier under a policy of directors' and officers' liability insurance maintained by the Corporation or any other policy of insurance maintained by the Corporation or Indemnitee; (v) for Expenses and the payment of profits arising from the purchase and sale by Indemnitee of securities in violation of Section 16(b) of the Securities Exchange Act of 1934, as amended, or any similar successor statute.

               f. Indemnification for Expenses of a Witness. Notwithstanding any other provision of this Agreement, to the extent that the Indemnitee is, because the Indemnitee is or was a director of the Corporation, a witness in any Proceeding, the Indemnitee shall be indemnified against all Expenses actually and reasonably incurred by the Indemnitee or on the Indemnitee's behalf in connection therewith.

        3.     Payment of Expenses.

               a. If so requested by Indemnitee, the Corporation shall from time to time, within ten (10) business days of such request, advance up to Ten Thousand Dollars ($10,000.00) in expenses to Indemnitee ("Expense Advance") for the purpose of paying legal retainers and deposits against anticipated Expenses. The provisions of this Section shall not in any way limit the Corporation's obligation to indemnify Indemnitee.

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               b. The  Corporation  shall  promptly  pay  Indemnitee's  Expenses reasonably incurred within thirty (30) days from Indemnitee's tender of invoices reflecting such Expenses.

               c. If  Corporation  fails to pay any such Expenses  within thirty
(30) days, the Corporation shall pay to Indemnitee a late fee of one and one-half percent (1-1/2%) per month or part thereof until all such expenses are paid in full, in addition to all other damage suffered by Indemnitee.

               d. To the extent it is ultimately found that Indemnitee is not entitled to indemnification under the terms of this Agreement, Corporation shall be entitled to be reimbursed by Indemnitee for all such amounts (the "Reimbursed Amounts"), and Indemnitee hereby agrees to reimburse Corporation promptly for the same. Indemnitee's obligation to reimburse Corporation for the Reimbursed Amounts shall be unsecured and no interest shall be charged thereon.

        4. Notice and Opportunity to Defend. Indemnitee shall receive indemnification from Corporation in accordance with this Agreement as soon as practicable after Indemnitee has submitted to the Corporation a written request for indemnification. If any Proceeding is initiated, or any claim or demand is made, against Indemnitee with respect to an Indemnifiable Event, then the Indemnitee shall give prompt written notice of such Proceeding to the Corporation. In the event that the Corporation shall be obligated under Section 2 hereof to pay the Expenses of any Proceeding against Indemnitee, the Corporation, if appropriate, shall be entitled to assume the defense of such Proceeding, with the Corporation's counsel or such other counsel as may be approved by Indemnitee, which approval shall not be unreasonably withheld, upon the delivery to Indemnitee of written notice of its election to do so. After delivery of such notice, approval of such counsel by Indemnitee and the retention of such counsel by the Corporation, the Corporation will not be liable to Indemnitee under this Agreement for any fees of counsel subsequently incurred by Indemnitee with respect to the same Proceeding; provided that (i) Indemnitee


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shall have the right to employ  Indemnitee's  own counsel in any such Proceeding at Indemnitee's expense, and (ii) if (A) the employment of counsel by Indemnitee has been previously authorized by the Corporation, or (B) Indemnitee shall have reasonably concluded that there may be a conflict of interest between the Corporation and Indemnitee in the conduct of such defense or (C) the Corporation shall not, in fact, have employed counsel to assume the defense of such Proceeding, then the fees and expenses of Indemnitee's counsel shall be paid by the Corporation.

        5. Partial Indemnification. If Indemnitee is entitled under any provision of this Agreement to indemnification by Corporation for a portion of Expenses, but not for the total amount of Expenses, Corporation shall nevertheless indemnify or pay advancements to Indemnitee for the portion of such Expenses or liabilities to which Indemnitee is entitled.

        6.  Limitation  on  Corporation.   Corporation   shall  not  settle  any
Proceeding in any manner that would impose any penalty or limitation on Indemnitee without Indemnitee's written consent. Indemnitee will not unreasonably withhold consent to a proposed settlement.

        7. Limitation on Indemnitee. Indemnitee shall not settle any Proceeding in any manner that would impose any penalty or limitation on Corporation without Corporation's written consent. Corporation will not unreasonably withhold consent to a proposed settlement.

        Corporation shall not be liable to indemnify Indemnitee under this Agreement with regard to any judicial award if Corporation was not given a reasonable and timely opportunity, at its expense, to participate in the defense of such action.

        8.     Non-Exclusivity.
               a. The provisions for indemnification and advancement of expenses set forth in this Agreement shall not be deemed to be exclusive of any other rights that Indemnitee may have under any provision of law, the Certificate of Incorporation or Bylaws, the vote of the Corporation's shareholders or disinterested directors, other agreements or otherwise, both as to action in his official capacity and action in another capacity while occupying his position as a director or officer of the Corporation.

               b. In the event of any changes, after the date of this Agreement, in any applicable law, statute, or rule that expand the right of a New York corporation to indemnify its directors and officers, Indemnitee's rights and the Corporation's obligations under this Agreement shall be expanded to the fullest extent permitted by such changes. In the event of any changes in any applicable law, statute or rule, that narrow the right of a New York corporation to indemnify a director and officer, such changes, to the extent not otherwise required by such law, statute or rule to be applied to this Agreement, shall have no effect on this Agreement or the parties' rights and obligations hereunder.

        9. Indemnification Not a Waiver. Indemnitee's right to indemnification pursuant to this Agreement shall not be deemed to be his exclusive remedy in connection with or arising from any Indemnifiable Event or the failure of Corporation to perform any of its covenants or obligations contained in this Agreement; and the exercise by Indemnitee of his/her right to demand and receive such indemnification shall not be deemed to prejudice, or to operate as a waiver of, any remedy to which he may be entitled at law or equity.

        10. Liability Insurance. To the extent Corporation maintains an insurance policy or policies providing directors' and officers' liability insurance, to the extent that Indemnitee may be covered by such policy or policies, Indemnitee shall be covered by such policy or policies, in accordance with its or their terms, to the maximum extent of the coverage available for any corporate director or officer.

        11.  Subrogation.   In  the  event  of  payment  under  this  Agreement,
Corporation shall be subrogated   to  the  extent of such payment to all of the
rights of recovery of Indemnitee, who shall execute all papers required and shall do everything that may be necessary to secure such rights, including the execution of such documents necessary to enable Corporation effectively to bring suit to enforce such rights.

        12. No Duplication of Payments. Corporation shall not be liable under this Agreement to make any payment in connection with any claim made against Indemnitee to the extent Indemnitee has otherwise received payment (under any insurance policy, bylaw, or otherwise) of the amounts otherwise indemnifiable under this Agreement.

        13. No Right to Set-Off. Corporation shall have no right to set off the amount of any Expense with respect to which Indemnitee may be indemnified by Corporation hereunder against the amount of any obligation of Indemnitee to Corporation.

        14. Accounting of Profits Under Section 16(b). The Corporation shall not be liable under this Agreement to make any payment in connection with any claim made against Indemnitee for an accounting of profits made from the purchase or sale by the Indemnitee of securities of the Corporation within the meaning of
Section 16(b) of the Securities Exchange Act of 1934 and amendments thereto, or similar provisions of any state statute or common law.

        15. Authorization; Binding Nature of Agreement. Corporation has all necessary power and authority to enter into and perform its obligations under this Agreement, and the execution, delivery and performance of this Agreement have been duly authorized by all necessary action on the part of Corporation and its officers and directors. No authorization, consent or approval of or filing with any governmental authority or any other person is required to be obtained or made by Corporation in connection with the execution, delivery or performance of this Agreement.

        16.  Confidentiality.  Unless  otherwise  required  by law,  Corporation
agrees to, and shall  undertake     all necessary  action  required  to, keep
confidential all information which relates to any Indemnifiable Event, Expense or any other transaction or defense or indemnity arising out of this Agreement which relates to Indemnitee.

        17. Amendment of this Agreement. No supplement, modification, or amendment of this Agreement shall be binding unless executed in writing by the parties hereto. No waiver of any of the provisions of this Agreement shall operate as a waiver of any other provisions hereof, nor shall such waiver constitute a continuing waiver.

        18. Survival of Agreement. This Agreement shall be binding on and inure to the benefit of and be enforceable by the parties hereto and their respective successors (including any direct or indirect successor by purchase, merger, consolidation, or otherwise to all or substantially all of the business and/or assets of the Corporation), assigns, spouses, heirs and personal and legal representatives. Corporation shall require and cause its successor to expressly assume and agree to perform this Agreement in the same manner and to the same extent that Corporation would be required to perform if no such succession had taken place. The indemnification provided under this Agreement shall continue for Indemnitee for any action taken or not taken while serving in an indemnified capacity pertaining to an Indemnifiable Event even though Indemnitee may have ceased to serve in such capacity at the time of any Proceeding.

        19. Maintenance of Obligation to Indemnify. Corporation hereby covenants and agrees that it shall not permit the indemnification provided to Indemnitee as set forth in this Agreement to be compromised, restricted, limited, or eliminated in any manner, including by way of amendment of Corporation's bylaws and other governing documents.

        20. Severability. If any portion of this Agreement shall be held by a court of competent jurisdiction to be invalid, void, or otherwise unenforceable, the remaining provisions shall remain enforceable to the fullest extent permitted by law. Furthermore, to the fullest extent possible, the provisions of this Agreement (including, without limitation, each portion of this Agreement containing any provision held to be invalid, void or otherwise unenforceable, that is not itself invalid, void or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, void or unenforceable.

        21. Governing Law. Governing Law. This Agreement shall be interpreted and enforced in accordance with the laws of the State of New York without regard to its rules pertaining to conflicts of laws. To the extent permitted by applicable law, the parties hereby waive any provisions of law that render any provision of this Agreement unenforceable in any respect.

        22. Further Assurances. Each party shall execute such instruments and other documents, and take such action as may be required, as the other party may reasonably request, for the purpose of carrying out or evidencing the transactions contemplated hereby.

        23. Attorneys' Fees. In the event of the bringing of any action, suit or arbitration by a party hereto against another party hereunder by reason of any breach of any of the covenants or agreements or any inaccuracies in any of the representations and warranties on the part of any party arising out of this Agreement, then in that event, the prevailing party in such action, suit, arbitration or dispute, whether by final judgment, or out of court settlement shall be entitled to have and recover of and from the other parties all costs and expenses of suit, including actual attorneys' fees.

        24.    Remedies of Indemnitee.
               a. This Section 24 shall apply in the event of a Dispute. For purposes of this Section, "Dispute" shall mean any of the following events:

               (i)  a  determination   is  made  by  the  Corporation  that  the
Indemnitee is not entitled to indemnification under this Agreement;

               (ii) advance of Expenses is not timely made by the Corporation pursuant to Section 3 of this Agreement; or

               (iii)payment of indemnification is not made by the Corporation pursuant to Section 3 of this Agreement within 30 days after receipt by the Corporation of a written request therefor.

               b. In the event of a Dispute, the Indemnitee shall be entitled to an adjudication in an appropriate court in the State of residence of Indemnitee, or in any other court of competent jurisdiction, of the Indemnitee's entitlement to such indemnification or advancement of Expenses. Alternatively, the Indemnitee, at the Indemnitee's option, shall be entitled to seek an award in arbitration to be conducted by a single arbitrator pursuant to the Commercial Arbitration Rules of the American Arbitration Association. The Indemnitee shall commence such proceeding seeking an adjudication or an award in arbitration within 180 days following the date on which a Dispute arises. The Corporation may not oppose the Indemnitee's right to seek any such adjudication or award in arbitration.
               c. In the event that a determination  shall have been made by the
Corporation pursuant to Section 24a.(i) of this Agreement that the Indemnitee is not entitled to indemnification, any judicial proceeding or arbitration commenced pursuant to this Section 24 shall be conducted in all respects as an independent issue in a de novo trial, or arbitration, on the merits and the Indemnitee shall not be prejudiced by reason of that adverse determination or by reason of the absence of a determination pursuant to Section 24a.(i). In any such proceeding or arbitration, the Corporation shall have the burden of proving that the Indemnitee is not entitled to indemnification or advancement of Expenses, as the case may be.
               d. If a determination shall have been made or deemed to have been made pursuant to this Agreement that the Indemnitee is entitled to indemnification, the Corporation shall be bound by such determination in any judicial proceeding or arbitration absent (i) a misstatement by the Indemnitee of a material fact, or an omission of a material fact necessary to make the Indemnitee's statement not materially misleading, in connection with the request for indemnification or (ii) a prohibition of such indemnification under applicable law.

               e. The Corporation shall be precluded from asserting in any judicial proceeding or arbitration commenced pursuant to this Section 24 that the procedures and presumptions of this Agreement are not valid, binding and enforceable and shall stipulate in any such court or before any such arbitrator that the Corporation is bound by all the provisions of this Agreement.

               f. In the event that the Indemnitee, pursuant to this Section 24, seeks a judicial adjudication of, or an award in arbitration to enforce the Indemnitee's rights under, or to recover damages for breach of, this Agreement, the Indemnitee shall be entitled to recover from the Corporation, and shall be indemnified by the Corporation against, any and all expenses (of the types described in the definition of Expenses in Section 1 of this Agreement) actually and reasonably incurred by the Indemnitee in such adjudication or arbitration, but only if the Indemnitee prevails therein. If it shall be determined in such adjudication or arbitration that the Indemnitee is entitled to receive part, but not all of the indemnification or advancement of expenses sought, the expenses incurred by the Indemnitee in connection with such adjudication or arbitration shall be appropriately prorated.

        25. Notices. All notices, requests, demands, and other communications under this Agreement shall be in writing and shall be deemed to have been duly given on the date of service if served personally on the party to whom notice is to be given, or on the third day after mailing if mailed to the party to whom notice is to be given, by first class mail, registered or certified, postage prepaid, and properly addressed as follows:


               To Corporation:             THE SECRETARY OF DUNES  HOTELS AND
                                           CASINOS, INC.

                                            4600 NORTHGATE BLVD., SUITE 130
                                            SACRAMENTO, CA 95834

                                       or

                                            C T CORPORATION SYSTEM
                                            1633 BROADWAY
                                            NEW YORK, NEW YORK 10019

               To Indemnitee:

        If there is a change in the corporation's mailing address, or change in the registered agent, the corporation must give notice of such changes to Indemnitee within thirty days.

        26. Effectiveness. This Agreement shall immediately become effective upon adoption by Corporation's Board of Directors. Notwithstanding the effectiveness of this Agreement, Corporation shall use its best efforts to have its Board of Directors approve this Agreement.

        IN WITNESS WHEREOF, Corporation and Indemnitee have executed this Agreement as of the date specified above.

                                            Corporation:

                                            DUNES  HOTELS AND CASINOS, INC.
                                            a New York Corporation


                                            By:

                                            INDEMNITEE: